SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-USA DETERGENTS

                    GABELLI ASSOCIATES LTD
                                 5/07/01           25,000             6.9500
                                 5/04/01           25,000             6.9500
                                 5/01/01           10,000             6.9400
                                 4/30/01           21,400             6.9400
                    GABELLI ASSOCIATES FUND
                                 5/07/01           19,000             6.9500
                                 5/04/01           30,000             6.9500
                                 5/03/01            7,000             6.9500
                                 5/01/01           10,000             6.9400
                                 4/30/01           20,000             6.9400


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE
		  EFFECTED ON THE NASDAQ NATIONAL MARKET.

	    (2) PRICE EXCLUDES COMMISSION.